SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                MUNSINGWEAR INC
                                 ROGER W. MEYER

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.




                               MUNSINGWEAR, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1995

To All Holders of Common Stock:

     The Annual Meeting of Stockholders of Munsingwear, Inc. will be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, on Wednesday, May 24, 1995 at 3:30 p.m., Central Daylight Time, for the following purposes:

     1.   To elect two directors to serve a three-year term each.

     2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on April 10, 1995 are entitled to notice of and to vote at the Annual Meeting.

     Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. Returning your signed proxy will not prevent you from voting in person at the meeting, should you desire to do so.

By Order of the Board of Directors


/s/ Roger W. Meyer
Roger W. Meyer, Secretary

Minneapolis, Minnesota
April 17, 1995


         YOUR PROXY IS IMPORTANT; PLEASE SIGN, DATE AND MAIL IT TODAY.

                               MUNSINGWEAR, INC.
                             8000 WEST 78TH STREET
                                   SUITE 400
                          MINNEAPOLIS, MINNESOTA 55439

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1995

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Munsingwear, Inc. (the "Company") of proxies for the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, on Wednesday, May 24, 1995 at 3:30 p.m. Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 17, 1995. The Company's Annual Report for the fiscal year ended January 7, 1995, including audited financial statements, is being mailed to stockholders concurrently with the Proxy Statement.

     Proxies may be revoked at any time before they are exercised by the execution and delivery of a later proxy, and stockholders present at the meeting may withdraw their proxies and vote in person. Unless revoked, proxies will be voted and, where a choice is specified with respect to any matter to be voted upon, the proxies will be voted as specified.

     There were outstanding at the close of business on April 10, 1995, the record date for stockholders entitled to notice of and to vote at the meeting, 2,026,768 shares of Common Stock, and each of such shares is entitled to one vote at the meeting. Only stockholders of record at the close of business on April 10, 1995 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Stockholders constitutes a quorum for the transaction of business.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, as amended in connection with the Reorganization described below in "Reorganization," the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to stockholder vote, and one-third of the directors belong to each class. Two directors have been nominated for election to a three-year term at the 1995 Annual Meeting. Both are currently directors of the Company, Mr. Fisher having served since 1990 and Mr. Magnuson having served since 1982.

     The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for the nominees. The Company believes that the nominees will be able to serve; but should either of the nominees be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

     The names and ages of the nominees and other directors and their principal occupations are set forth below, based upon information furnished to the Company by such persons. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

                                                                                         DIRECTOR
NAME AND AGE                      PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS             SINCE
NOMINATED FOR A TERM ENDING IN 1998
  Lowell M. Fisher, Jr.      President and Chief Executive Officer of the Company,         1990
  (62)                       October, 1993 to present; President of Chairman and CEO,
                             Inc.(management consulting firm), April 1990 to October
                             1993; Chairman and Chief Executive Officer of 10,000
                             Holdings, Inc. (retail auto parts stores which
                             filed under the Federal bankruptcy laws in 1989;
                             substantially all assets were sold in April 1990),
                             January 1989 to April 1990; Senior Vice President
                             of the Company, October 1987 to January 1989.

  Gerald E. Magnuson (64)    Of Counsel to Lindquist & Vennum PLLP (law firm); Partner     1982
                             of Lindquist & Vennum PLLP to December 1994; Director of
                             Research, Incorporated, Sheldahl, Inc. and Washington
                             Scientific Industries, Inc.

  OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND WHOSE TERMS
  EXPIRE IN 1996:

  Michael A. Raskin (70)     Private Investor; Chairman of ACA Joe International           1991
                             (apparel manufacturer), 1983 to 1986; Chairman of
                             Inmar Corporation (marketing and distribution company),
                             1981 to 1983; President of Joseph Magnin (apparel
                             retailer), 1978 to 1980; Director of various
                             private companies.

  Keith A. Benson (51)       President of Music Stores Division of Musicland Stores        1993
                             Corporation (retail stores); Director of Musicland Stores
                             Corporation.

  OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND WHOSE TERMS
  EXPIRE IN 1997:

  C.D. Anderson (53)         Chairman of Anderson Capital Management, Inc. (investment     1991
                             management firm); Director/Trustee of G.T. Global Mutual
                             Funds (international mutual fund group); Chairman and
                             CEO, Plantagenet Holdings, Ltd. (general partner of
                             several investment limited partnerships); Director of
                             various private companies.

  Mark B. Vittert (47)       Private Investor; Director of Lee Enterprises, Inc.           1994


     During the last fiscal year the Board of Directors met thirteen times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Planning Committee. The Audit Committee, which met three times during the last fiscal year, is currently comprised of Messrs. Anderson, Benson and Magnuson. Among other duties, the Audit Committee reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Compensation Committee, which met two times during the last fiscal year, is currently comprised of Messrs. Magnuson, Raskin and Vittert. The Compensation Committee approves the compensation arrangements for senior management. The Planning Committee is currently comprised of Messrs. Fisher, Anderson and Raskin. Among other duties, the Planning Committee reviews and recommends general corporate policy and assists management in establishment of strategic direction for the Company. Due to the frequency of Board meetings during the last fiscal year, the Planning Committee did not hold any separate meetings. The Company does not have a nominating committee.

     Non-employee members of the Board of Directors are paid an annual fee of $12,000 plus $750 for each meeting of the Board and $500 for each committee meeting attended. Under the 1991 Stock Plan, which was merged with the 1992 Director Stock Option Plan by the stockholders on May 19, 1994, all non-employee directors of the Company who are elected or reelected as a director at an annual or special meeting of the stockholders or are serving an unexpired term as a director on the date of an annual meeting at which any other director is elected automatically receive five-year non-qualified stock options to purchase 5,000 shares of the Company's Common Stock with the exercise price equal to the fair market value of the Company's Common Stock on such date.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for fiscal years 1994, 1993 and 1992, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Lowell M. Fisher, Jr., the Company's Chief Executive Officer, and to each of the other executive officers of the Company who received more than $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                                    LONG-TERM
                                             ANNUAL            COMPENSATION AWARDS    ALL OTHER
                                          COMPENSATION               OPTIONS         COMPENSATION
PRINCIPAL POSITION           YEAR    SALARY($)     BONUS($)            (#)              ($)(2)
  Lowell M. Fisher, Jr.      1994     178,798           --                 --               644
   Chief Executive Officer   1993      46,450           --            100,000(1)         64,148
                             1992          --           --                 --(1)             --

  Roger W. Meyer             1994     152,250           --                 --             3,632
   Executive Vice
   President,                1993     150,000       31,525                 --             2,271
   General Counsel and       1992     141,500       34,349                 --             5,263
   Corporate Secretary

  Robert L. Horwitz          1994     132,000           --             17,500           115,797
   Executive Vice
   President--               1993          --           --                 --                --
   Merchandising             1992          --           --                 --                --

  James S. Bury              1994     116,000           --                 --             2,070
   Vice President and        1993     116,000        4,350                 --             1,843
   Controller                1992     113,500       23,125                 --             4,172


(1) Excludes options to purchase 2,000 shares granted in each of fiscal 1993 and 1992 pursuant to the 1992 Directors Stock Option Plan while Mr. Fisher was a Non-Employee Director.

(2) Except with respect to Mr. Fisher and Mr. Horwitz, includes Company contributions to the Company's retirement plan as well as premiums paid for term life insurance. For fiscal 1994, the Company's contributions to the retirement plan for Messrs. Meyer and Bury totaled $1,256 and $150, respectively, and the balance reflects term life insurance premiums. The amount indicated for Mr. Fisher in 1993 reflects fees paid to a company controlled by Mr. Fisher for consulting services to the Company which were performed by Mr. Fisher during the period from July 21, 1993 through October 21, 1993. Fees paid Mr. Fisher prior to October 22, 1993 for services as a Non-Employee Director are excluded from all years. The amount indicated for Mr. Horwitz includes $129,916 of moving expenses that the Company reimbursed, comprised of $72,238 in actual moving expenses and gross-up of taxes in the aggregate amount of $57,678.

     In connection with the employment of Mr. Horwitz in 1994, the Company loaned Mr. Horwitz $89,000 for the purchase of a home in the Twin Cities, and Mr. Horwitz issued two promissory notes to the Company. One of the notes, in the principal amount of $50,000, is due and payable on or before August 15, 1997 and bears no interest. The other promissory note, in the amount of $39,000, bears interest at the rate of 9% per annum, and is due and payable through deductions from Mr. Horwitz's incentive compensation over a five-year period, commencing on August 15, 1994. Both of these promissory notes will become due and payable immediately if Mr. Horwitz ceases to be employed by the Company. In addition, the Company entered into an agreement with a relocation firm to purchase and sell Mr. Horwitz's former residence. The Company recorded additional expenses of $48,723 in connection with that agreement.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Meyer, effective February 15, 1989, and Mr. Bury, effective April 24, 1990. These agreements are for an indefinite term and may be terminated by either party upon 30 days' prior written notice. They provide, among other things, for a lump sum cash severance payment to such individuals in the event of a voluntary or involuntary termination of employment in connection with a change in control of the Company, as defined in the agreements, in an amount equal to the number of months remaining in the two-year period commencing on the first Event (as defined therein) in connection with the change in control, multiplied by one calendar month's base salary, at the highest monthly base salary rate paid at any time during the term of the agreement. The agreements also specify minimum base salaries to be paid during the term of the agreements. If an Event had occurred at the end of fiscal 1994, Messrs. Meyer and Bury would have received $304,500 and $232,000, respectively, pursuant to their employment agreements.

STOCK OPTIONS

     The following table contains information concerning individual grants of stock options under the 1991 Stock Plan to each of the named individuals during the last fiscal year.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                               PERCENT OF TOTAL
                                OPTIONS       OPTIONS GRANTED TO                     MARKET PRICE
                                GRANTED          EMPLOYEES IN          EXERCISE        ON GRANT         EXPIRATION
NAME                              (#)           FISCAL YEAR (%)       PRICE ($)        DATE ($)            DATE
Lowell M. Fisher, Jr.              --                  --                   --              --                --
Roger W. Meyer                     --                  --                   --              --                --
James S. Bury                      --                  --                   --              --                --
Robert L. Horwitz              17,500(1)             74.5%              $ 4.75          $ 4.75            4/1/00



                 OPTION GRANTS IN LAST FISCAL YEAR (CONTINUED)

                               POTENTIAL REALIZABLE
                                     VALUE AT
                                  ASSUMED ANNUAL
                                  RATES OF STOCK
                                PRICE APPRECIATION
                               FOR OPTION TERM ($)
NAME                             5%           10%
Lowell M. Fisher, Jr.               --           --
Roger W. Meyer                      --           --
James S. Bury                       --           --
Robert L. Horwitz              $28,270      $64,136


(1) Becomes exercisable as to twenty percent (20%) of the shares on April 1, 1995 and each anniversary thereafter.

     The following table contains information concerning the value of options previously granted under the 1991 Stock Plan which were held by the named individuals at the end of the last fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                              OPTIONS AT FY-END(#)                   FY-END($)
NAME                     EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Lowell M. Fisher,
Jr.                         54,000          50,000          $64,250          $75,000
Roger W. Meyer              13,992           4,663           15,741            5,246
James S. Bury                6,457           2,153            7,264            2,422
Robert L. Horwitz            3,500          14,000            8,750           35,000


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board, currently consisting of Messrs. Magnuson, Raskin and Vittert. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1994 and will, in fiscal 1995, be reviewed by the full Board, except that after September 1, 1995 all decisions concerning grants under the 1991 Stock Plan will be made solely by the Compensation Committee in order for such grants under the 1991 Stock Plan to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"). Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1994 as they affected Mr. Fisher and Messrs. Meyer, Horwitz and Bury, the executive officers other than the Chief Executive Officer who, for fiscal 1994, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Fisher, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives. Furthermore, the Company's use of stock options and restricted stock grants reflects the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interest and the enhancement of stockholder value. Compensation payments, to the extent possible, are designed to qualify for deductibility under the Internal Revenue Code of 1986, as amended.

     The Company has designed its executive compensation plans around these policies and objectives. The Compensation Committee believes the Company's compensation arrangements consistently meet these goals. The following is a description of the Company's current plans and how each relates to the objectives indicated above.

     BASE SALARY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executives. In determining appropriate salary levels the Compensation Committee considers levels of responsibility, experience, individual performance and internal equity, as well as external pay practices.

     ANNUAL INCENTIVES. During the last fiscal year, the Compensation Committee elected to dispense with a specific management incentive plan. Instead, the Board awarded modest discretionary bonuses to selected employees and, given the Company's financial performance, did not award any bonus or annual incentive payments to any of the Named Executives.

     LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in long-term stockholder value. In furtherance of this objective, the Company awards to its executive officers and other key personnel stock options and, on a very selected basis, restricted stock. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options have value from the date the stock options are granted. Stockholders also benefit from such stock price appreciation. The 1991 Stock Plan allows the grant of incentive stock options and non-qualified stock options. Stock options are awarded consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. To encourage a longer-term perspective, the options are only exercisable over a multiple year period and grants are made at an option price equal to the fair market value of the Common Stock on the date of grant.

     The 1991 Stock Plan also allows the grant of restricted stock awards in order to provide incentive compensation based on enhancing the Company's financial performance over an extended period. All previously granted restricted stock awards were granted pursuant to the Plan of Reorganization. See "Reorganization."

     OTHER COMPENSATION PROGRAMS. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a profit sharing plan, pursuant to which the Board of Directors may make annual discretionary contributions, and a 401(k) employee savings plan which allows employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to one-half of the employee's contribution up to 5% of the employee's base salary. Other non-cash compensation benefits are provided to the Named Executives. None of these plans are directly or indirectly tied to Company performance.

     MR. FISHER'S FISCAL 1994 COMPENSATION. Regulations of the SEC require the Company to disclose the Compensation Committee's basis for compensation reported for its Chief Executive Officer in fiscal 1994 and to discuss the relationship between the Company's performance during the last fiscal year and such Chief Executive Officer's compensation. Mr. Fisher's base salary for fiscal 1994 was determined on the same basis as all other executive officers and, as indicated above, no incentive compensation was paid to any of the Named Executives, including Mr. Fisher.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

           GERALD E. MAGNUSON   MICHAEL A. RASKIN   MARK B. VITTERT


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Magnuson, a director and member of the Compensation Committee, is currently Of Counsel and during the last fiscal year was a partner of the law firm of Lindquist & Vennum PLLP, which was paid for legal services rendered to the Company during the last fiscal year. It is anticipated that Lindquist & Vennum PLLP will continue to perform legal services for the Company during the current fiscal year. During the last fiscal year, the Company paid $46,000 to a company owned by Mr. Raskin, a director and member of the Compensation Committee, for consulting services. It is anticipated that the Company will continue to use the consulting services of Mr. Raskin's firm during the current fiscal year.

PERFORMANCE GRAPH

     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the New York Stock Exchange to the Investor's Business Daily Textile Apparel Index and to the Russell 2000 Index. The graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the end of fiscal 1989 and assumes reinvestment of all dividends. Management of the Company believes any comparison of the performance of the Company's Common Stock before and after the Reorganization on October 29, 1991 is not meaningful.

[GRAPH]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                           1989  1990  1991  1992  1993  1994

Munsingwear, Inc.           100   12    16    29    18    25
Investor's Business Daily
Textile-Apparel             100   73   121   142   113    98
Russell 2000 Index          100   80   118   139   166   163


     The following graph compares, with respect to each of the indices indicated above, the cumulative total stockholder return on an annual basis through the end of the Company's last fiscal year of $100 invested on October 29, 1991, immediately following the Reorganization, and assumes reinvestment of all dividends. While management of the Company believes a comparison of the performance of the Company's Common Stock following the Reorganization is more meaningful than a comparison of performance prior to the Reorganization, any historical stock performance cannot be considered as necessarily indicative of future performance.

[GRAPH]

           COMPARISON OF POST-REORGANIZATION CUMULATIVE TOTAL RETURN

                           OCT 91    DEC 91    DEC 92    DEC 93    DEC 94

Munsingwear, Inc.           100        74        134       82       116
Investor's Business Daily
Textile-Apparel             100       107        126      100        87
Russell 2000 Index          100       106        125      149       146


     The performance graphs above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of April 10, 1995 (unless otherwise specified), the beneficial ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, each director and by all directors and executive officers as a group. See "Reorganization" for a description of certain restrictions on transfers of Common Stock by holders of 5% or more of the total fair market value of all outstanding Common Stock. Except as otherwise indicated, the stockholders listed in the table have full voting and investment powers with respect to the shares indicated.

                                         NUMBER OF SHARES        PERCENT OF
                                        BENEFICIALLY OWNED   OUTSTANDING SHARES

Pension Benefit Guaranty Corporation        250,000                12.33%
 Suite 7200
 2020 K Street N.W.
 Washington, D.C. 20006

The Clark Estates, Inc.                     196,284(1)              9.68%
 30 Wall Street
 New York, NY 10005

Arnold M. Amster                            130,500(2)              6.44%
 767 Fifth Avenue
 New York, NY 10153

C.D. Anderson                                26,000(3)              1.28%
Keith A. Benson                               6,000(3)               *
Lowell M. Fisher                             62,300(3)              2.98%
Gerald E. Magnuson                            9,800(3)               *
Michael A. Raskin                            10,100(3)               *
Mark B. Vittert                              83,100(3)              4.09%
Richard T. Brokl                              6,200(3)               *
James S. Bury                                16,167(3)               *
Robert L. Horwitz                             4,000(3)               *
Roger W. Meyer                               35,347(3)              1.73%
All Directors and Executive Officers
 as a Group (10 persons)                    259,014(3)             12.02%

* Less than 1%

(1) Based on a Schedule 13D filed with the Company and the Securities Exchange Commission. The Clark Estates, Inc. provides administrative assistance to a number of Clark family accounts which beneficially own an aggregate 196,284 shares of the Company's Common Stock, including The Clark Foundation, which owns 95,390 shares. The Clark Estates, Inc. has, or in certain instances shares, voting power and/or dispositive power with respect to such shares. The Clark Estates, Inc. has no remainder or other economic interest in such trust or fiduciary accounts.


(2) Based on a Schedule 13D filed with the Company and the Securities Exchange Commission, which indicates that Mr. Amster has or shares voting and disposition power with respect to these shares.

(3) Includes 9,000 shares each for Messrs. Anderson, Magnuson and Raskin, 5,000 shares for each of Messrs. Benson and Vittert, 61,000 shares for Mr. Fisher, 5,000 shares for Mr. Brokl, 7,057 shares for Mr. Bury, 3,500 shares for Mr. Horwitz, 13,992 shares for Mr. Meyer, and 127,549 shares for all directors and executive officers as a group which may be acquired within sixty days of the date hereof upon the exercise of outstanding stock options. Mr. Anderson disclaims beneficial ownership of 2,000 of the shares represented as beneficially owned by him which are owned by his wife. Mr. Brokl disclaims beneficial ownership of 200 of the shares represented as beneficially owned by him which are owned by his wife.

     Based upon its review of Forms, 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, the Company believes all of such forms were filed on a timely basis by the reporting persons, except that Mr. Anderson filed a Form 4 in 1994 that reported a 1993 transaction by his spouse that inadvertently had not been reported in 1993.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the independent public accountants for the Company for fiscal 1994 and have been selected to act in such capacity for fiscal 1995. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                 REORGANIZATION

     On July 3, 1991, the Company filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code, together with a Plan of Reorganization and a Disclosure Statement, with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was confirmed by the Bankruptcy Court on October 1, 1991 and became effective as of October 29, 1991 (the "Reorganization"). Pursuant to the Reorganization, holders of the Company's Common Stock received one new share of Common Stock for every 25 shares of their then existing Common Stock surrendered and the Company issued or committed to issue in excess of 1,773,000 new shares of Common Stock to creditors in satisfaction of indebtedness in excess of $53,000,000. Messrs. Bury and Meyer, current executive officers, served as such when the Petition for Reorganization was filed and throughout the Reorganization.

     In connection with the Reorganization, in order to reduce the risk that any change in the stock ownership of the Company may jeopardize certain Federal income tax attributes of the Company, the Company's Certificate of Incorporation was amended to limit the ability of persons beneficially owning, or who, upon acquisition of any shares, would beneficially own, five percent (5%) or more of the total fair market value of outstanding shares of Common Stock of the Company (a "5% Holder"). Until October 29, 1993, no 5% Holder was permitted to sell, transfer or dispose or contract to sell, transfer or dispose any shares of Common Stock or options, warrants or other rights to acquire Common Stock, except in accordance with the procedures described in Article V of the Certificate of Incorporation. Until October 29, 2001, no 5% Holder may purchase or acquire or contract to purchase shares of Common Stock, except in accordance with the procedures described in Article V, and any such purchase, acquisition or contract not in compliance with Article V shall be null and void.

                                 OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     The rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Munsingwear, Inc. 1996 Annual Meeting of Stockholders is expected to be held on or about May 23, 1996 and proxy materials in connection with that meeting are expected to be mailed on or about April 9, 1996. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 7, 1995.

                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

By Order of the Board of Directors,


/s/ Roger W. Meyer
Roger W. Meyer, Secretary



                               MUNSINGWEAR, INC.
         8000 WEST 78TH STREET, SUITE 400, MINNEAPOLIS, MINNESOTA 55439
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 17, 1995, hereby appoints Keith Benson and Richard T. Brokl as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote as designated below, all shares of Common Stock of Munsingwear, Inc. held of record by the undersigned on April 10, 1995, at the Annual Meeting of Stockholders to be held on May 24, 1995, at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minneapolis, Minnesota 55439.

1. ELECTION OF DIRECTORS:

    [ ] FOR both nominees listed below
        (except as marked to the contrary)

    [ ] WITHHOLD AUTHORITY
        to vote for both nominees listed below

               LOWELL M. FISHER, JR.        GERALD E. MAGNUSON

(Instruction: To withhold authority to vote for either individual nominee, mark the FOR box and write that nominee's name in the space provided below.)

2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        (Continued, and to be completed and signed, on the reverse side)

                        (Continued from the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                  Dated:_________________ , 1995

                                                  ______________________________
                                                  Signature(s) of Stockholder(s)

                                                  ______________________________
                                                  Signature if held jointly